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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of ShowCase Corporation:


     We consent to incorporation by reference in Registration Statement No. 333-82897 on Form S-8 of ShowCase Corporation of our reports dated May 2, 2000. Such reports relate to the consolidated financial statements and related financial statement schedule of ShowCase Corporation and subsidiaries as of March 31, 2000 and 1999 and for each of the years in the three-year period ended March 31, 2000 and are included in the Annual Report on Form 10-K of ShowCase Corporation for the fiscal year ended March 31, 2000.



                                       /s/ KPMG LLP

Minneapolis, Minnesota
June 16, 2000